Exhibit 4.1

AMENDMENT NO. 1 TO WARRANT AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Warrant Agreement (the “Agreement”), dated as of April 8, 2009, between the Initial Holder listed on Schedule I thereto (the “Initial Holder”) and NextWave Wireless, Inc., a Delaware corporation (the “Issuer”), is entered into as of April 16, 2012 and effective as of April 6, 2012. All capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings given to such terms in the Agreement.

RECITALS

WHEREAS, Section 7.3(a) of the Agreement provides for the amendment of the Agreement in accordance with the terms set forth therein;

WHEREAS, this Amendment has been approved by the board of directors of the Issuer;

WHEREAS, the parties hereto desire to amend the terms of the Agreement as provided in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto hereby agree as follows:

1. Amendment to Section 1.1(b). The definition of “Expiration Time” included in Section 1.1(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

“‘Expiration Time’ means 11:59 p.m., Eastern daylight time, on the Business Day immediately prior to the four-year anniversary date of this Agreement, subject to extension pursuant to Section 4.3(g).”

2. Amendment to Section 7.1(i). Section 7.1(i) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(i) if to the Issuer, to:

NextWave Wireless Inc.

12264 El Camino Real, Suite 305

San Diego, California 92130

Telephone No.: (619) 573-1570

Telecopier No.: (858) 704-7825

Attn: Legal Department

with a copy to:

Marita A. Makinen, Esq.

Lowenstein Sandler PC

1251 Avenue of the Americas

New York, New York 10020

Telephone: (212) 310-8000

Telecopier: (212) 310-8007

3. Exhibit A. Exhibit A of the Agreement is hereby amended and restated in its entirety by Exhibit A hereto.

4. Remaining Provisions. Except as expressly modified by this Amendment, the Agreement is in all respects ratified and confirmed and all terms, conditions and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment of any other term or condition of the Agreement or any of the documents referred to therein.

5. Effect of Amendment. This Amendment shall form a part of the Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Agreement shall be deemed a reference to the Agreement as amended hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto.

6. Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

7. Governing Law; Jurisdiction and Venue.

(a) ALL QUESTIONS CONCERNING THE CONSTRUCTION, INTERPRETATION AND VALIDITY OF THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(b) THE PARTIES TO THIS AMENDMENT AGREE THAT JURISDICTION AND VENUE IN ANY ACTION BROUGHT BY ANY PARTY HERETO PURSUANT TO THIS AMENDMENT SHALL EXCLUSIVELY LIE IN ANY FEDERAL OR STATE COURT LOCATED IN THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK. BY EXECUTION AND DELIVERY OF THIS AMENDMENT, THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE JURISDICTION OF SUCH COURTS FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY WITH RESPECT TO SUCH ACTION. THE PARTIES HERETO IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH ACTION.

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(c) THE INITIAL HOLDER AND THE ISSUER HEREBY AGREE THAT SERVICE UPON THEM BY REGISTERED OR CERTIFIED MAIL (RETURN RECEIPT REQUESTED) SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE HOLDERS TO BRING PROCEEDINGS AGAINST EITHER THE INITIAL HOLDER OR THE ISSUER IN THE COURTS OF ANY OTHER JURISDICTION.

8. Headings. The headings in this Amendment are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, each party hereto has caused this Warrant Agreement to be duly executed and delivered by its authorized signatory, all as of the date and year first above written.

NEXTWAVE WIRELESS INC.

By:	/s/ Francis J. Harding
Name: Francis J. Harding
Title: Executive Vice President

SOLA LTD

By:	/s/ Scott Martin
Name: Scott Martin
Title: EVP & PM

Exhibit A

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE PURCHASE AGREEMENT, DATED AS OF OCTOBER 9, 2008, AND THE WARRANT AGREEMENT, DATED AS OF APRIL 8, 2009, AMONG THE ISSUER HEREOF AND CERTAIN OTHER SIGNATORIES THERETO. UPON THE FULFILLMENT OF CERTAIN CONDITIONS, THE ISSUER HEREOF HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER HEREOF.

NEXTWAVE WIRELESS INC.

No. W -4	April 8, 2009

Common Stock Purchase Warrant

THIS CERTIFIES that, for value received, SOLA LTD (the “Holder”), or its assigns, is entitled to purchase from NextWave Wireless Inc., a Delaware corporation (the “Issuer”), three hundred fifty-seven thousand one hundred forty-three (357,143) shares (“Warrant Shares”) of Common Stock, $.007 par value (the “Common Stock”), of the Issuer, at the price (the “Exercise Price”) of $.07 per share, at any time or from time to time during the period commencing on the date hereof and ending at 11:59 P.M. Eastern time, on April 5, 2013 (the “Expiration Time”).

The Holder may exercise all or any part of such rights at any time or from time to time prior to the Expiration Time.

This Warrant has been issued pursuant to the Warrant Agreement dated as of April 8, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Warrant Agreement”), among the Issuer and the Holders named therein, and is subject to the terms and conditions, and the Holder is entitled to the benefits, thereof. A copy of the Warrant Agreement is on file and may be inspected at the principal executive office of the Issuer. The Holder of this certificate, by acceptance of this certificate, agrees to be bound by the provisions of the Warrant Agreement. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Warrant Agreement.

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SECTION 1. Exercise of Warrant. On any day on or prior to the Expiration Time, the Holder may exercise this Warrant, in whole or in part, in the manner set forth in Article IV of the Warrant Agreement.

SECTION 2. Exercise Price. The Exercise Price is subject to adjustment from time to time as set forth in the Warrant Agreement.

SECTION 3. Exchange of Warrant. On any day on or prior to the Expiration Time, the Holder may exchange this Warrant, in whole or in part, for Warrant Shares by delivering to the Issuer this Warrant accompanied by a properly completed Exchange Form in the form of Annex B attached hereto. The number of Capital Stock to be received by the Holder upon such exchange shall be determined as set forth in the Warrant Agreement.

SECTION 4. Transfer. Subject to the limitations set forth or referred to in the Warrant Agreement, this Warrant may be Transferred by the Holder by delivery to the Issuer of this Warrant accompanied by a properly completed Assignment Form in the form of Annex C attached hereto.

SECTION 5. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Issuer will issue a new Warrant of like denomination and tenor upon compliance with the provisions set forth in the Warrant Agreement.

SECTION 7. Successors. All of the provisions of this Warrant by or for the benefit of the Issuer or the Holder shall bind and inure to the benefit of their respective successors and permitted assigns.

SECTION 8. Headings. Section headings in this Warrant have been inserted for convenience of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Warrant.

SECTION 9. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS EXCEPT TO THE EXTENT THAT THE NEW YORK CONFLICTS OF LAWS PRINCIPLES WOULD APPLY THE APPLICABLE LAWS OF THE STATE OF THE ISSUER’S ORGANIZATION TO INTERNAL MATTERS RELATING TO ENTITIES SUCH AS THE ISSUER ORGANIZED THEREUNDER).

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IN WITNESS WHEREOF, the undersigned has caused this Warrant to be executed by its duly authorized officers and this Warrant to be dated as of the date first set forth above.

NEXTWAVE WIRELESS INC.

By:
Name:
Title: